UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2023

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane
Dodgeville, Wisconsin		53595
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2023, Lands’ End, Inc. (the “Company”) entered into a term loan credit agreement by and among the Company, Blue Torch Finance LLC., as Administrative Agent and Collateral Agent and the other lender parties thereto (the “Term Loan Credit Agreement”) which provides the Company a term loan of $260 million (the “New Term Loan Facility”), the proceeds of which were used to (i) repay all the indebtedness under the Term Loan Credit Agreement, dated as of September 9, 2020, by and among the Company, the guarantors party thereto, Fortress Credit Corp. (as administrative agent and collateral agent) and the lenders party thereto (the “Prior Term Loan Facility”), and (ii) pay fees and expenses in connection with the financing.

Maturity; Amortization and Prepayments

The New Term Loan Facility will mature on December 29, 2028, will amortize at a rate equal to 1.25% per quarter, and is subject to mandatory prepayments in an amount equal to a percentage of the Company’s excess cash flows in each fiscal year, ranging from 75% to 0% depending on the Company’s total leverage ratio, and with the proceeds of certain asset sales, casualty events and extraordinary receipts. Voluntary prepayment and certain mandatory prepayments made (i) on or before December 29, 2024 would result in a prepayment premium equal to 3% of the principal amount of the loan prepaid plus a yield maintenance fee, (ii) between December 30, 2024 and December 29, 2025 would result in a prepayment premium equal to 2% of the principal amount of the loan prepaid, (iii) between December 30, 2025 and December 29, 2026, would result in a prepayment premium equal to 1% of the principal amount of the loan prepaid, (iv) between December 30, 2026 and December 29, 2027, would result in a prepayment premium equal to 0.5% of the principal amount of the loan prepaid and (v) thereafter no prepayment premium is due.

Guarantees; Security

Pursuant to a Guaranty and Security Agreement, dated December 29, 2023, by the Company, the other grantors party thereto, and Blue Torch Finance LLC, as Agent (the “Guaranty and Security Agreement”), all obligations under the New Term Loan Facility shall be guaranteed by the Company and, subject to certain exceptions, each of its existing and future direct and indirect subsidiaries. The New Term Loan Facility is secured by a first priority security interest in certain property and assets of the Company, including certain fixed assets such as real estate, stock of subsidiaries and intellectual property, in each case, subject to certain exceptions. As a result of the New Term Loan Facility and related agreements, lenders have a second priority security interest in certain working capital of the Company consisting primarily of accounts receivable and inventory, with certain exceptions.

Interest; Fees

The interest rates per annum applicable to the loans under the New Term Loan Facility are based on a fluctuating rate of interest equal to, at the Company’s election, either (1) an adjusted term Secured Overnight Financing Rate (“SOFR”) (subject to a 2% floor) plus an applicable margin, or (2) an alternative base rate plus an applicable margin. The applicable margin is based on the Company’s net leverage and will be, (i) for adjusted term SOFR loans, 8.25% per annum if the total leverage ratio is greater than or equal to 2.75:1.00, 8.00% per annum if the total leverage ratio is less than 2.75:1.00 but greater than or equal to 2.25:1.00, and 7.75% per annum if the total leverage ratio is less than 2.25:1.00 and (ii) for base rate loans, 7.25% per annum if the total leverage ratio is greater than or equal to 2.75:1.00, 7.00% per annum if the total leverage ratio is less than 2.75:1.00 but greater than or equal to 2.25:1.00, and 6.75% per annum if the total leverage ratio is less than 2.25:1.00. In each case, the net leverage is determined as of the last day of each applicable measurement period.

An upfront fee equal to 3.00% of the principal amount of the New Term Loan Facility was paid upon funding of the New Term Loan Facility. Customary agency fees are payable annually.

Representations and Warranties; Covenants

The New Term Loan Facility contains various representations and warranties and restrictive covenants that, among other things and subject to specified exceptions, restrict the Company and its subsidiaries’ ability to incur indebtedness (including guarantees), incur liens, make investments, make dividends or distributions with respect to capital stock, make prepayments on other indebtedness, engage in mergers or change the nature of their business.

The New Term Loan Facility is subject to certain financial covenants, including a quarterly maximum total leverage ratio test and a monthly minimum liquidity test.

The New Term Loan Facility contains certain affirmative covenants, including, among other things, reporting requirements such as delivery of financial statements, certificates and notices of certain events, maintaining insurance, and providing additional guarantees and collateral in certain circumstances.

Events of Default

The New Term Loan Facility includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests, material judgments and change of control.

The foregoing description of the New Term Loan Facility is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement and the Guaranty and Security Agreement, filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1†

Term Loan Credit Agreement, dated December 29, 2023, by and among Lands’ End Inc. (as the borrower), the guarantors party thereto, the lenders party thereto, and Blue Torch Finance LLC (as administrative agent and collateral agent)

4.2†	Guaranty and Security Agreement, dated December 29, 2023, by and among Lands’ End, Inc., as the Borrower, and the other grantors party thereto and Blue Torch Finance LLC, as Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date:	January 3, 2024	By:	/s/ Peter L. Gray
		Name:	Peter L. Gray
		Title:	Chief Commercial Officer, Chief Administrative Officer and General Counsel